CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of TT International U.S.A. Master and Feeder Trusts, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
April 27, 2004